Exhibit 99.1

INVENSENSE® ANNOUNCES SECOND QUARTER OF FISCAL YEAR 2017 RESULTS

SAN JOSE, California, November 3, 2016 – InvenSense, Inc. (NYSE: INVN), a leading provider of MEMS sensor platforms, today announced results for its second quarter of fiscal year 2017, ended October 2, 2016.

Net revenue for the second quarter of fiscal 2017 was $79.8 million, up 32 percent from $60.6 million for the first quarter of fiscal 2017 and down 29 percent from $112.5 million for the second quarter of fiscal 2016.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 42 percent for the second quarter of fiscal 2017, up from 41 percent for the first quarter of fiscal 2017. GAAP gross margin for the second quarter of fiscal 2017 included stock-based compensation expense and related payroll taxes and amortization of acquisition-related intangibles. Excluding these items, non-GAAP gross margin was 46 percent for the second quarter of fiscal 2017, consistent with the non-GAAP gross margin for the first quarter of fiscal 2017.

GAAP net loss for the second quarter of fiscal 2017 was $12.5 million, or $.13 per share. By comparison, GAAP net loss was $20.2 million, or $.22 per share, for the first quarter of fiscal 2017. GAAP net loss for the second quarter of fiscal 2017 included stock-based compensation expense and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition-related intangibles, business acquisition costs and litigation-related expenses. Excluding these items and the income tax effect of the excluded items as well as other discrete tax items, non-GAAP net income for the second quarter of fiscal 2017 was $1.7 million, or $.02 per diluted share (based on the weighted average shares outstanding of 94.6 million) compared with non-GAAP net loss of $4.9 million, or $.05 per share, for the first quarter of fiscal 2017.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations below.

Management Comments

“The InvenSense team delivered solid results in the second fiscal quarter. We are encouraged that our R&D investments are beginning to pay off with new design wins which we anticipate will allow us to penetrate new markets,” said Behrooz Abdi, president and CEO. “While the consumer and mobile markets were and remain soft, we believe this design win activity will position us for strong top line growth in fiscal 2018 as we strive to diversify our business.”

Second Quarter of Fiscal Year 2017 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook.

To listen to the conference call, please dial (844) 413-0862 ten minutes prior to the start of the call, using the passcode 97991032. International callers, please dial (216) 562-0454. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (855) 859-2056 and enter passcode 97991032. International callers please dial (404) 537-3406. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for two months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expense and related payroll taxes, accreting interest expense on the company’s 1.75% convertible senior notes, amortization of acquisition-related intangible assets, business acquisition costs and litigation-related expenses. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in the company’s non-GAAP measures. Also, other companies, including other companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include our expectations with respect to the success of our R&D investments, design win activity, new market penetration, top line growth, consumer and mobile market conditions or diversification of our business discussed in this press release, as well as the expected benefits of leveraging our investments in our sensor platform and our beliefs regarding potential growth opportunities. Investors are cautioned that all forward-looking statements in this press release involve risks and uncertainty that can cause actual results to differ materially from those currently anticipated due to a number of factors, including without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; the receipt, reduction, cancellation or delay of significant orders by our customers; advances and trends in new technologies and industry standards; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; market acceptance and changes in end-user demand for our customers’ products; our ability to continue to develop and introduce new and enhanced products on a timely basis; and new product announcements and introductions by our competitors, as well as the other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended April 3, 2016 and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is leading provider of MEMS sensor platforms. InvenSense’s vision of Sensing Everything™ targets the consumer electronics and industrial markets with integrated Motion and Sound solutions. Our solutions combine MEMS (micro electrical mechanical systems) sensors, such as accelerometers, gyroscopes, compasses, and microphones with proprietary algorithms and firmware that intelligently process, synthesize, and calibrate the output of sensors, maximizing performance and accuracy. InvenSense’s motion tracking, audio and location platforms, and services can be found in Mobile, Wearables, Smart Home, Industrial, Automotive, and IoT products. InvenSense is headquartered in San Jose, California and has offices worldwide. For more information, go to www.invensense.com and http://www.coursaretail.com.

©2016 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, SensorStudio, TrustedSensor, Coursa, Coursa Sports, Coursa Retail, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, InvenSenseTV, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Dave Allen

Darrow Associates

408.427.4463

dallen@darrowir.com

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	October 2,	July 3,	September 27,
	2016	2016	2015
Net revenue	$79,831	$60,636	$112,545
Costs of revenue	46,299	35,891	65,974

Gross profit	33,532	24,745	46,571
Operating expenses:
Research and development	28,144	26,541	24,991
Selling, general and administrative	14,869	13,862	15,186

Total operating expenses	43,013	40,403	40,177

Income (loss) from operations	(9,481)	(15,658)	6,394
Interest expense	(2,925)	(2,881)	(2,765)
Other income (expense), net	138	226	104

Income (loss) before income taxes	(12,268)	(18,313)	3,733
Income tax provision (benefit)	242	1,872	(1,960)

Net income (loss)	$(12,510)	$(20,185)	$5,693

Net income (loss) per share:
Basic	$(0.13)	$(0.22)	$0.06

Diluted	$(0.13)	$(0.22)	$0.06

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	93,657	93,236	91,574

Diluted	93,657	93,236	92,569

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	October 2,	July 3,	September 27,
	2016	2016	2015
GAAP net income (loss)	$(12,510)	$(20,185)	$5,693
Adjustments:
Stock based compensation expense and related payroll taxes	9,080	8,273	9,249
Convertible note accretion interest expense	2,158	2,113	1,999
Amortization of acquisition-related intangible assets	2,415	2,284	2,254
Business acquisition costs	264	—	—
Litigation-related expenses	263	60	144
Income tax effect of pretax non-GAAP adjustments and other discrete tax items	(6)	2,597	(4,476)

Non-GAAP net income (loss)	$1,664	$(4,858)	$14,863

GAAP net income (loss) per share of common stock	$(0.13)	$(0.22)	$0.06

Non-GAAP net income (loss) per share of common stock, diluted	$0.02	$(0.05)	$0.16

GAAP Gross profit	$33,532	$24,745	$46,571
Adjustments:
Stock based compensation expense and related payroll taxes	572	619	587
Amortization of acquisition-related intangible assets	2,359	2,228	2,198

Non-GAAP Gross profit	$36,463	$27,592	$49,356

GAAP Operating Expenses	$43,013	$40,403	$40,177
Adjustments:
Stock based compensation expense and related payroll taxes	8,508	7,654	8,662
Amortization of acquisition-related intangible assets	56	56	56
Business acquisition costs	264	—	—
Litigation-related expenses	263	60	144

Non-GAAP Operating Expenses	$33,922	$32,633	$31,315

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	October 2,	April 3,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$37,047	$41,105
Short-term investments	239,121	243,755
Accounts receivable	36,599	41,447
Inventories	46,101	62,297
Prepaid expenses and other current assets	9,187	9,250

Total current assets	368,055	397,854
Property and equipment, net	33,140	36,271
Intangible assets, net	43,988	43,169
Goodwill	143,320	139,175
Other assets	5,778	5,992

Total assets	$594,281	$622,461

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,507	$35,200
Accrued liabilities	31,123	30,248

Total current liabilities	47,630	65,448
Long-term debt	155,310	151,038
Other long-term liabilities	26,703	27,230

Total liabilities	229,643	243,716

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at Octomber 2, 2016 and April 3, 2016	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 93,855 shares issued and outstanding at October 2, 2016, 93,010 shares issued and outstanding at April 3, 2016	321,956	303,153
Accumulated other comprehensive (loss)	(241)	(26)
Retained earnings	42,923	75,618

Total stockholders’ equity	364,638	378,745

Total liabilities and stockholders’ equity	$594,281	$622,461

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	October 2,	July 3,	September 27,
	2016	2016	2015
Cash flows from operating activities:
Net income (loss)	$(12,510)	$(20,185)	$5,693
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,471	3,310	3,195
Amortization of intangible assets	2,507	2,375	2,361
Non cash interest expense	2,158	2,113	2,000
Loss on other investments	—	325	—
Stock-based compensation expense	9,045	8,176	9,048
Deferred income tax assets	(5)	80	(1,674)
Tax effect of employee benefit plans	—	—	(457)
Changes in operating assets and liabilities:
Accounts receivable	1,345	3,502	(47)
Inventories	5,526	10,670	2,807
Prepaid expenses and other current assets	(827)	833	1,154
Other assets	191	207	(1,715)
Accounts payable	3,659	(22,282)	8,253
Accrued liabilities	3,885	(3,379)	2,897

Net cash provided by (used in) operating activities	18,445	(14,255)	33,515

Cash flows from investing activities:
Purchase of property and equipment	(1,892)	(1,892)	(1,611)
Sale and maturities of available-for-sale investments	86,563	56,448	56,478
Purchase of available-for-sale investments	(78,676)	(60,055)	(91,305)
Other non-marketable investments	(300)	—	—
Operating lease deposit	(207)	—	—
Acquisition, net of cash acquired	(9,845)	—	—

Net cash used in investing activities	(4,357)	(5,499)	(36,438)

Cash flows from financing activities:
Proceeds from exercise of common stock	—	1,703	226
Payments of loan	(95)	—	—

Net cash provided by (used in) financing activities	(95)	1,703	226

Net increase (decrease) in cash and cash equivalents	13,993	(18,051)	(2,697)
Cash and cash equivalents:
Beginning of period	23,054	41,105	72,859

End of period	$37,047	$23,054	$70,162